UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 2150 – 885 West Georgia Street Vancouver, British Columbia, Canada		V6C 3E8
(Address of principal executive offices)		(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SRRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2019, Sierra Oncology, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC (“Jefferies”), as representative of the underwriters (the “Underwriters”) named in Schedule A of the Underwriting Agreement, pursuant to which the Company agreed to issue and sell an aggregate of (i) 103,000 shares of its Series A convertible voting preferred stock, par value $0.001 per share (the “Series A Preferred Stock”); (ii) 312,090,000 Series A warrants to purchase up to an aggregate of 312,090,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price equal to $0.33 per underlying share of Common Stock (the “Series A Warrants”); and (iii) 312,090,000 Series B warrants to purchase up to an aggregate of 102,989,700 shares of Common Stock at an exercise price equal to $0.33 per underlying share of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) ((i) through (iii) collectively, the “Securities”) to the Underwriters (the “Offering”). Each share of Series A Preferred Stock is accompanied by (i) 3,030 Series A Warrants to purchase an aggregate of 3,030 shares of Common Stock (which equates to 100% warrant coverage), and (ii) 3,030 Series B Warrants to purchase an aggregate of 1,000 shares of Common Stock (which equates to 33% warrant coverage). Each share of Series A Preferred Stock, and the accompanying Warrants are being issued at a combined price to the public of $1,000.

The rights, preferences and privileges of the Series A Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock (the “Certificate of Designation”), which the Company expects to file with the Delaware Secretary of State on or before November 13, 2019.

Each share of Series A Preferred Stock will convert into that number of shares of Common Stock equal to the purchase price of the Series A Preferred Stock divided by the conversion price of the Series A Preferred Stock, which is initially equal to $0.33.

The Series A Preferred Stock will automatically convert into shares of Common Stock upon the 5th trading date following the Company’s announcement of receiving stockholder approval for the first reverse stock split following the Offering, provided that, the Company will not effect any conversion, and the holder will not have the right to convert, subject to certain exceptions, the Series A Preferred Stock for shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage upon 61 days’ notice to us, and provided further that such limitation on exercise will automatically increase to 19.99% of the total number of shares of Common Stock then issued and outstanding during the period that any employee, manager, partner, managing director or affiliate of such holder is then serving on the Company’s board of directors. Prior to the automatic conversion described above, the Series A Preferred Stock will vote together with the Common Stock on an as-converted basis, subject to certain limitations on conversion. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Following the automatic conversion described above, the Series A Preferred Stock will be non-voting. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or sale event, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock.

Each Warrant will be exercisable the first trading day following stockholder approval of an increase in the Company’s authorized Common Stock, provided that, at each holder’s election, the holder will be prohibited, subject to certain exceptions, from exercising the Warrant for shares of Common Stock if, as a result of such exercise, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage upon 61 days’ notice to the Company. Each Series A Warrant will expire five years from the date it first becomes exercisable, and may be exercised at the election of the holder by payment of the exercise price in cash or by way of cashless exercise. Each Series B Warrant will expire on the 75th-day anniversary of the Company’s announcement of top-line data from MOMENTUM, its planned Phase 3 clinical trial of momelotinib for patients with myelofibrosis, and may only be exercised by the payment of the exercise price in cash.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-225650) that was filed by the Company with the Securities and Exchange Commission (“SEC”) on June 15, 2018 and declared effective by the SEC on June 21, 2018, a related prospectus supplement and a related registration statement (File No. 333-225650) filed on November 7, 2019 in accordance with Rule 462(b) of the Securities Act.

The Company estimates that net proceeds from the Offering will be approximately $98.0 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the Offering to fund MOMENTUM, its planned Phase 3 clinical trial of momelotinib, as well as for general corporate purposes. The Company expects the Offering to close on November 13, 2019, subject to customary closing conditions.

The foregoing descriptions of the Underwriting Agreement, Series A Preferred Stock and Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, form of Certificate of Designation, and forms of Series A Warrant and Series B Warrant, copies of which are filed with this Current Report on Form 8-K as Exhibits 1.1, 3.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP, relating to the validity of the Securities in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01. Other Events.

On November 7, 2019, the Company issued a press release, announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated November 7, 2019

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press Release dated November 7, 2019

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the anticipated use of proceeds of the Offering and the timing of completion of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as those discussed in the prospectus supplement related to the Offering, the accompanying prospectus to the prospectus supplement related to the Offering, the documents incorporated by reference herein and therein, any related free writing prospectus and the Company’s subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: November 7, 2019	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer

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